EXHIBIT 99.2



                       IN THE UNITED STATES DISTRICT COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION


BENCHMARK ELECTRONICS, INC.,           )
                                       )
      Plaintiff,                       )
                                       )  CIVIL ACTION NO. __________
v.                                     )
                                       )  JURY DEMANDED
J.M. HUBER CORPORATION,                )
                                       )
      Defendant.                       )


                                    COMPLAINT

      Plaintiff Benchmark Electronics, Inc. ("Benchmark"), respectfully complains of Defendant J.M. Huber Corporation ("J.M. Huber"), and prays for recovery of damages proximately resulting from fraud, negligent misrepresentation, and breach of contract committed by J.M. Huber as follows:


                                  JURISDICTION

      1. Plaintiff Benchmark is a corporation incorporated under the laws of the State of Texas having its principal place of business in the State of Texas. Defendant J.M. Huber is a corporation incorporated under the laws of the State of New Jersey having its principal place of business in a State other than the State of Texas. The amount

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in controversy exceeds $75,000. This Court has jurisdiction over this case pursuant to 28 U.S.C. ss. 1332.

                                PERTINENT FACTS

      2. Benchmark is one of the world's leading electronic manufacturing services companies. It is headquartered in Angleton, Texas. During the last few years, Benchmark has acquired several contract manufacturers in order to expand globally and meet the needs of existing and potential Original Equipment Manufacturer customers on a worldwide basis.

      3. J.M. Huber is a conglomerate of manufacturing companies and other businesses. The Oil and Gas Division of J.M. Huber is headquartered and has operating offices in Houston. Other divisions and subsidiary corporations of J.M. Huber have production facilities or otherwise operate in Harris County.

      4. In early 1999 J.M. Huber was aware that Benchmark had been looking into international expansion opportunities and had an interest in considering the acquisition of a J.M. Huber subsidiary, AVEX Electronics, Inc. ("AVEX"), and AVEX subsidiaries engaged in electronic manufacturing service at many locations around the world. AVEX had a history of troubled operations, and J.M. Huber decided to sell the stock of AVEX. J.M. Huber accordingly approached Benchmark in early 1999, provided Benchmark with written material on the business of AVEX, and invited Benchmark to indicate its potential interest in a transaction involving AVEX.

      5. Benchmark was sufficiently interested in the prospects offered by AVEX to begin negotiations with J.M. Huber. Benchmark retained counsel, investment bankers, and accountants in Houston to assist with its due diligence into the financial condition of AVEX and to provide advice and professional assistance with any negotiated transaction. After a period of investigation and negotiation, Benchmark agreed to acquire all of the stock of AVEX from J.M. Huber for approximately $255 million in cash and one million shares of Benchmark stock, which was then trading in the market at over $30 per share. J.M. Huber and Benchmark agreed to the sale of the stock of AVEX under these general terms and pursuant to the specific provisions of an Amended and Restated Stock Purchase Contract dated as of August 12, 1999 (the "Stock Purchase Contract"). J.M. Huber and Benchmark closed the Stock Purchase Contract in August 1999 (the "closing").

      6. After closing, however, Benchmark discovered that material representations made by J.M. Huber that had induced Benchmark to acquire AVEX were not true, that the financial condition of AVEX did not satisfy the representations and warranties made

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by J.M. Huber in the Stock Purchase Contract, and that J.M. Huber is taking steps to prevent Benchmark from obtaining the full benefits of the Stock Purchase Contract.

                           CIRCUMSTANCES OF THE FRAUD

      7. J.M. Huber, through the identified agents or written presentations at the noted times and places, made the following representations to Benchmark about the financial condition of AVEX before closing:


            a. At various times in and after March 1999, during personal meetings in Angleton, Houston, New Jersey and elsewhere, and during telephone conversations between J.M. Huber offices in New Jersey, AVEX offices in Huntsville, Alabama, or elsewhere and the Benchmark offices in Angleton or the offices of Benchmark advisers in Houston, senior executives and advisers of J.M. Huber and senior executives of AVEX authorized by J.M. Huber to disclose the financial condition of AVEX to Benchmark represented to senior management personnel of Benchmark and their advisers that the then current management of AVEX had made AVEX profitable in 1999 and for the future and that all appropriate charges against income had been taken by AVEX in its 1998 financial statements in order to properly state the financial condition of AVEX in 1999 and for the future;
            b. On various occasions during this same time period, these same J.M. Huber and AVEX senior executives and advisers represented to decision-making executives at Benchmark and their advisers in the same or similar communications in or between the same locations that AVEX relations with key customers had not suffered any recent material adverse consequences, but would remain strong and would result in increased future sales by AVEX;
            c. At various times in June and July 1999, agents of J.M. Huber responsible for supplying written financial information about AVEX to Benchmark delivered or transmitted income statements and other written accounting materials based on data supplied by agents of J.M. Huber to Benchmark.

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The foregoing representations were false. AVEX financial statements supplied to
Benchmark were not accurate. Before closing J.M. Huber learned, but did not disclose to Benchmark, that several key customers had in fact decided to discontinue or significantly reduce purchases from AVEX or AVEX facilities.

      8. J.M. Huber was aware that the representations made to Benchmark were false or recklessly ignored whether these representations were true or false. These representations about the financial condition, past performance, and customer relations of AVEX were material to a decision by Benchmark or any similarly-situated company to acquire AVEX from J.M. Huber on the terms reflected in the Stock Purchase Contract. Benchmark relied on the representations listed in paragraph 7 in closing the AVEX transaction. Benchmark would not have closed the acquisition of AVEX as agreed had it known the truth about AVEX.

                                     DAMAGES

      9. As a direct and proximate result of the fraudulent conduct of J.M. Huber and its responsible agents inducing the acquisition of AVEX, Benchmark has suffered enormous economic loss. The value paid by Benchmark for AVEX exceeds the actual value of AVEX by many tens of millions of dollars. The value of AVEX as represented by J.M. Huber to Benchmark prior to closing likewise exceeds the actual value of AVEX by many tens of millions of dollars.

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      10. As a proximate and consequential result of the foregoing fraud inducing Benchmark to acquire AVEX, Benchmark has already suffered and will continue to suffer economic loss in addition to that described in paragraph 10. The fraudulently induced acquisition of AVEX, coupled with the inevitable discovery that AVEX will operate below the financial levels represented by J.M. Huber, have contributed to a decline in the market price of Benchmark stock resulting in a series of securities lawsuits against Benchmark. The expenses of defending such lawsuits have been and will be a proximate result of actionable conduct by J.M. Huber.

                                CAUSES OF ACTION

                                 STATUTORY FRAUD

      11. The AVEX Stock Purchase Contract embodied a "transaction involving stock in a corporation" within the meaning of TEX. BUS. & COMM. CODE ss. 27.01(a). The representations listed in paragraph 7 above were "representations of a past or existing material fact" and were "made" by J.M. Huber "to" Benchmark "for the purpose of inducing Benchmark to" enter into the Stock Purchase Contract, all within the meaning of TEX. BUS. & COMM. CODE ss. 27.01(a)(1)(A). Benchmark "relied on" those representations "in entering into" the Stock Purchase Contract within the meaning of TEX. BUS. & COMM. CODE ss. 27.01(a)(1)(B). J.M. Huber made the "false representations" listed in paragraph 7 "with actual awareness of the falsity thereof" within the meaning of TEX. BUS. & COMM. CODE ss. 27.01(c). J.M. Huber is liable to Benchmark for its "actual

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damages" pursuant to TEX. BUS. & COMM. CODE ss. 27.01(b). J.M. Huber is liable to Benchmark for "exemplary damages" pursuant to TEX. BUS. & COMM. CODE ss. 27.01(c). J.M. Huber is liable to Benchmark for its "reasonable and necessary attorney's fees, expert witness fees, costs for copies of depositions, and costs of court" pursuant to TEX. BUS. & COMM. CODE ss. 27.01(d).

                              FRAUDULENT INDUCEMENT

      12. The representations made by J.M. Huber to Benchmark to induce the AVEX sale detailed in paragraph 7 above were material and false. J.M. Huber knew that those representations were false when made or asserted those representations without knowledge of their truth. J.M Huber made those representations with the intention that Benchmark act upon them. Benchmark did in fact rely on those representations in closing the acquisition of AVEX on the agreed terms. The fraudulently induced acquisition of AVEX has proximately caused injury to Benchmark in at least the respects explained in paragraphs 9 and 10 above. This fraudulent inducement entitles Benchmark to recover both these actual damages and punitive damages from J.M. Huber.

                           NEGLIGENT MISREPRESENTATION

      13. J.M. Huber supplied the information described in paragraph 7 to Benchmark in connection with a transaction in which J.M. Huber had a pecuniary interest, namely the sale of AVEX. J.M. Huber supplied that information for the guidance of Benchmark in its business. J.M. Huber did not exercise reasonable care in obtaining or supplying Benchmark with that false, material

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information. As a proximate result of its justifiable reliance on these negligent misrepresentations by J.M. Huber, Benchmark suffered at least the damages explained in paragraph 9 and 10 above. These negligent misrepresentations entitle Benchmark to recover these damages from J.M. Huber.

                               BREACH OF CONTRACT

      14. J.M. Huber agreed in the Stock Purchase Contract to supply to Benchmark a working capital schedule prepared by its accountant and a report demonstrating compliance of that schedule with generally accepted accounting principles. The purpose of the schedule was to serve as a basis for resolving working capital adjustments to compute the final price paid for the AVEX stock by Benchmark. In violation of P. 2.2 of the Stock Purchase Agreement, J.M. Huber provided Benchmark with a working capital schedule and report with no supporting detail that are transparently designed to prevent Benchmark from equitably resolving working capital adjustments prescribed in the Stock Purchase Contract. As a proximate result of this breach of the Stock Purchase Contract, Benchmark will be forced to incur unnecessary expense and will be prevented from effectively protecting its legitimate interests as it attempts to participate in the contractual process for deriving the final purchase price of the AVEX stock. This breach of contract entitles Benchmark to recover its actual and consequential damages and reasonable attorneys' fees.

      15. J.M. Huber made a series of representations and warranties in the Stock Purchase Contract about the financial condition and performance of AVEX. The true facts about the financial condition and performance of AVEX and the relations between AVEX and its customers materially contradict representations and warranties

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contained in P. P. 3.6, 3.7, 3.15, 3.24, and 3.26 of the Stock Purchase
Contract. As a proximate result of these substantial breaches of these representations and warranties by J.M. Huber, Benchmark has suffered substantial economic loss. These breaches of contract entitle Benchmark to recover damages sufficient for Benchmark to recover the benefit of the bargain struck in the Stock Purchase Contract, together with consequential damages and reasonable attorney's fees.

                 BREACH OF DUTY OF GOOD FAITH AND FAIR DEALING

      16. By refusing to supply supporting detail for the working capital schedule and report required by the Stock Purchase Contract, J.M. Huber violated the implied covenant of good faith and fair dealing imposed on J.M. Huber as a matter of the New York law chosen by the parties to govern the Stock Purchase Contract. Benchmark is entitled to recover all direct and consequential damages proximately caused by this violation by J.M. Huber of this duty of good faith and fair dealing, together with the reasonable attorneys' fees incurred by Benchmark in pursuing this claim.

                                   JURY DEMAND

      17. Benchmark demands a trial by jury of all the issues raised by its claims in this lawsuit.

      WHEREFORE, Benchmark Electronics, Inc., demands judgment against J.M. Huber Corporation in the sum of

      (a) all actual damages suffered by Benchmark as a result of the fraud, negligent misrepresentations, and/or breach of contract committed by J.M. Huber;
      (b) "exemplary damages" and/or punitive damages as determined by the jury;
      (c) reasonable and necessary attorney's fees, expert witness fees, and costs for copies of depositions;
      (d) prejudgment and post-judgment interest calculated in accordance with law;

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      (e)   its recoverable costs of court; and
      (f) such other and further relief to which Benchmark may show itself entitled.
                                    Respectfully submitted,

                                    /S/ JOE W. REDDEN, JR.
                                    Joe W. Redden, Jr.
                                    State Bar No. 16660600
                                    Federal I.D. No. 2139
                                    BECK, REDDEN & SECREST, L.L.P.
                                    1221 McKinney, Suite 4500
                                    Houston, Texas  77010-2010
                                    (713) 951-3700
                                    (713) 951-3720 (fax)

                                    Attorney-in-Charge for Benchmark
                                    Electronics, Inc.

Of Counsel:

B.D. Daniel
State Bar No. 05362200
Federal I.D. No. 1394
BECK, REDDEN & SECREST, L.L.P.
1221 McKinney, Suite 4500
Houston, Texas  77010-2010
(713) 951-3700
(713) 951-3720 (fax)

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